Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Daiichi Sankyo Company, Limited (the “Company”), does hereby certify that, to such officer’s knowledge:

1.	The accompanying Annual Report of the Company on Form 20-F for the period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Takashi Shoda
Name:	Takashi Shoda
Title:	Chief Executive Officer

Date: September 27, 2006

By:	/s/ Akihiko Ozawa

Name:	Akihiko Ozawa
Title:	General Manager of Finance & Accounting Department

Date: September 27, 2006